Exhibit 12.2
                                                                   1/26/97
                            MISSISSIPPI POWER COMPANY
        Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the five years ended December 31, 1996

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                                                                                   Year ended December 31,
                                                        ===========================================================================
                                                          1991         1992        1993           1994        1995         1996
                                                        --------------------------Thousands of Dollars-----------------------------

EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Income Before Interest Charges                       $ 56,740     $ 63,772    $ 67,726     $  76,067    $  82,765    $ 80,523
      Federal and state income taxes                      22,938       23,278      18,787        30,050       35,972      33,477
      Deferred income taxes, net                         (11,869)      (5,473)      5,039         1,563         (480)         74
      Deferred  investment  tax credits                       (2)           -           -             -            -           -
      AFUDC - Debt funds                                     584          563         788         1,039          399         713
                                                        ---------    ---------   ---------    ----------   ----------   ---------
         Earnings  as defined                           $ 68,391     $ 82,140    $ 92,340     $ 108,719    $ 118,656    $114,787
                                                        =========    =========   =========    ==========   ==========   =========


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                         $ 23,973     $ 22,357    $ 17,688     $  19,725    $  21,898    $ 19,898
   Interest  on interim  obligations                       1,512          362       1,000         1,442        1,141       1,416
   Amort of debt disc, premium  and expense, net             377          630       1,262         1,479        1,510       1,546
   Other interest  charges                                   286          339         728           404        1,185         753
                                                        ---------    ---------   ---------    ----------   ----------   ---------
         Fixed charges as defined                         26,148       23,688      20,678        23,050       25,734      23,613
Tax  deductible   preferred  dividends                       330          330         330           261          261         261
                                                        ---------     --------    --------     ---------    ---------   ---------
                                                          26,478       24,018      21,008        23,311       25,995      23,874
                                                        ---------    ---------   ---------    ----------   ----------   ---------
Non-tax  deductible  preferred  dividends                  2,764        3,527       5,070         4,638        4,638       4,638
Ratio  of net income  before  taxes to net income       x  1.355     x  1.438    x  1.499     x   1.585    x   1.618    x  1.582
                                                        ---------    ---------   ---------    ----------   ----------   ---------
Pref  dividend  requirements  before  income  taxes        3,745        5,072       7,600         7,351        7,504       7,337
                                                        ---------    ---------   ---------    ----------   ----------   ---------
Fixed  charges  plus  pref  dividend  requirements      $ 30,223     $ 29,090    $ 28,608     $  30,662    $  33,499    $ 31,211
                                                        =========    =========   =========    ==========   ==========   =========

RATIO OF EARNINGS TO FIXED CHARGES  PLUS
   PREFERRED  DIVIDEND  REQUIREMENTS                        2.26         2.82        3.23          3.55         3.54        3.68



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